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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549-1004

                                    FORM 8-K

                                 CURRENT REPORT

                 REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 9, 1997


                     UNION PACIFIC RESOURCES GROUP INC.
           (Exact name of registrant as specified in its charter)

                         Commission file number 1-13916


            UTAH                                               13-2647483
 (State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                      801 CHERRY STREET, FORT WORTH, TEXAS
                    (Address of principal executive offices)

                                     76102
                                   (Zip Code)

                                 (817) 877-6000
              (Registrant's telephone number, including area code)
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Item 4.    Changes in Registrant's Certifying Accountant

           On December 4, 1997, Union Pacific Resources Group Inc. (the "Company"), with the approval of the Audit Committee of the Company's Board of Directors, dismissed Deloitte & Touche LLP ("D&T") as its independent accountants, effective upon D&T's completion of its audit of the Company's financial statements for the fiscal year ended December 31, 1997. The reports of D&T on the financial statements of the Company for either of the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle. During such years and during the period between December 31, 1996 and the date on which D&T was dismissed, there was no disagreement between the Company and D&T on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused D&T to make reference to the subject matter of such disagreement in connection with its report on the Company's financial statements. On December 4, 1997, the Company engaged Arthur Andersen LLP as its new independent auditor effective January 1, 1998.
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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

 Exhibit No.           Exhibit
 -----------           -------

    16.1               Letter regarding change in certifying accountant.
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                                   Signature

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        UNION PACIFIC RESOURCES GROUP INC.

                                        By: /s/ Joseph A. LaSala, Jr.
                                           -----------------------------------
                                            Name: Joseph A. LaSala, Jr.
                                            Title:  Vice President, General
                                                    Counsel and Secretary

Dated: December 10, 1997

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                              INDEX TO EXHIBITS


Exhibit
Number                            Description
-------                           -----------

  16.1         Letter regarding change in certifying accountant.